UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PARADISE, INC.

(Name of Registrant as specified in its Charter)

None.

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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PARADISE, INC.
1200 W. Dr. Martin Luther King, Jr. Boulevard
Plant City, Florida 33563

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 31, 2016

TO THE SHAREHOLDERS OF PARADISE, INC.

The Annual Meeting of Shareholders of Paradise, Inc. will be held at the office of the Company, 1200 W. Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563, on May 31, 2016, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect five (5) Directors to hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;
2.	To ratify the appointment of Warren Averett, LLC the Company’s independent certified public accountants for the fiscal year 2016;
3.	Non-binding advisory vote on the compensation of our named executive officers;
4.	Non-binding advisory vote on the frequency of future shareholder votes on executive compensation; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed Friday, April 22, 2016 at 5:00 p.m. local time, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

A Proxy Statement, form of Proxy and Annual Report to shareholders for the year ended December 31, 2015 are enclosed.

Shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to be present, please date, sign and return the Proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you are present at the Annual Meeting and desire to vote in person, you may revoke the Proxy.

Important Notice, the attached proxy Statement and our 2015 Annual Report to Shareholders are available on the following website: http://paradisefruitco.investorroom.com

By order of the Board of Directors,

Tracy W. Schulis,
Secretary

April 25, 2016
Plant City, Florida

PARADISE, INC.

1200 W. Dr. Martin Luther King, Jr. Boulevard
Plant City, Florida 33563

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 31, 2016

This Proxy Statement is being furnished to the holders (“Shareholders”) of the common shares, (“Common Stock”), of Paradise, Inc., a Florida corporation (the “Company”) in connection with the solicitation by the Company’s Board of Directors of proxies for use at the 2016 annual meeting of Shareholders to be held on May 31, 2016 at 10:00 a.m. (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the Company’s office located at 1200 W. Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563. All expenses incident to the solicitation of the proxies will be borne by the Company.

At the Annual Meeting, Shareholders will be asked to consider and vote on (i) the election of five (5) directors, (ii) the ratification of Warren Averett, LLC as the Company’s auditors for the fiscal year ending December 31, 2016, (iii) non-binding advisory vote on the compensation of the Company’s named executive officers, and (iv) non-binding advisory vote on the frequency of future shareholder advisory votes on executive compensation. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated thereon, if any. If no instructions are indicated, such proxies will be voted FOR the election of the Board of Directors’ nominees for directors, FOR the ratification of Warren Averett, LLC as the Company’s auditors, FOR non-binding advisory vote to approve the compensation of the Company’s named executive officers and FOR non-binding advisory vote of future shareholder advisory votes on executive compensation to every three (3) years.

The Board of Directors has fixed 5:00 p.m., local time, on April 22, 2016 as the record date (the “Record Date”) for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On April 22, 2016, there were 519,600 shares issued and outstanding of Common Stock, par value $.30 per share, of the Company, constituting the only class of stock outstanding and entitled to vote. Shareholders are entitled to one (1) vote for each share of Common Stock held of record on the Record Date. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Any Shareholder may revoke his or her proxy, at any time before it is exercised, by (i) duly executing and submitting a subsequently dated proxy, (ii) delivering a subsequently dated written notice of revocation to the Company, which notice is received at or before the Annual Meeting, or (iii) voting in person at the Annual Meeting (although, mere attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company’s executive office, located at the address set forth above.

This Proxy Statement and the enclosed proxy card are first being sent to Shareholders, together with the Notice of Annual Meeting, on or about April 25, 2016. Shareholders are requested to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

PROPOSAL ONE

ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of directors of the Company (“Directors”) to be elected at the Annual Meeting at five (5). The Company currently has five (5) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has unanimously nominated five (5) persons (each, a “Nominee”), all of whom are current Directors, to stand for election at the Annual Meeting. Each Nominee has agreed, if elected, to hold office until the 2017 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

It is intended that the proxies received from Shareholders, unless contrary instructions are given therein, will be voted in favor of the election of the Nominees, named below. If any Nominee, for any reason, should become unavailable for election, or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company’s Board of Directors shall designate to replace such Nominee.

Nominees for Director

The following table sets forth the names and ages of each person nominated for election as a Director of the Company, the positions and offices that each Nominee has held with the Company, and the period during which each has served in such positions and offices. Each Director serves for a term of one (1) year and until his successor is duly elected and qualified. The Directors of the Company serve in such capacity without compensation.

TABLE OF NOMINEES

Name	Age	Principal Occupation/Positions	Served As Director Since
Melvin S. Gordon(1)(5)	82	Director, Chairman and Chief Executive Officer	1965
Randy S. Gordon(2)(5)	60	Director and President	1989
Eugene L. Weiner(4)	84	Director and Vice President	1967
Tracy W. Schulis(3)(5)	58	Director, Senior Vice President and Secretary	1989
Mark H. Gordon(3)(5)	53	Director and Executive Vice President	1990

(1)	Mr. Melvin S. Gordon has been employed by the Company since 1963. He served as President of the Company from 1968 to 2002 and Chief Executive Officer since 2002.
(2)	Mr. Randy S. Gordon has been employed by the Company since 1978; serving as Vice President from 1989 to 2002 and President since 2002.
(3)	Mr. Tracy W. Schulis has been employed by the Company since 1979 and Mr. Mark H. Gordon has been employed by the Company since 1984, each serving as Vice President since 1989.
(4)	Mr. Eugene L. Weiner has been employed by the Company since November, 1965. Mr. Weiner relinquished his duties as Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of the Company as of June 30, 2002. He remains a Director and Vice President, concentrating on corporate development.
(5)	Mr. Melvin S. Gordon is the father of Randy S. Gordon and Mark H. Gordon, and he is the father-n-law of Tracy W. Schulis. He is also first cousin to Eugene L. Weiner.

It has always been the Company’s policy that each of our incumbent Directors attends the Annual Meetings of Shareholders. All of the Company’s board members were present at the 2015 Annual Meeting of Shareholders, and we anticipate that all board members will be in attendance at the upcoming 2016 Annual Meeting.

Directors Meetings, Committees, Independence, Audit Committee Financial Expert

During the fiscal year ended December 31, 2015 (“Fiscal 2015”), the Board of Directors held a total of twelve (12) meetings. All Directors attended at least seventy-five percent (75%) of the meetings held.

It must be noted that all of the Directors of the Company are also executive officers of the Company. As a result, none of the Company’s Directors may be deemed “independent” as that term is defined in the listing standards for NASDAQ companies. Under the circumstances, the Board believes it is appropriate not to have a separately designated nominating committee or compensation committee, and the Board has not adopted charters relating to its nominating or compensation functions. Instead, all of the Directors participate in the consideration of director nominees and executive compensation decisions. All of the Directors have dutifully and loyally served the Company for over twenty-five (25) years, and it has not been necessary for the Board to seek a new director nominee since 1990. Therefore, the Board has not established a process for identifying or evaluating Nominees, nor set minimum qualifications and specific qualities or skills that it believes are necessary for one or more of the Company’s Directors to possess. For the same reason, the Board does not have, and believes it is appropriate under the circumstances to not have, a policy regarding Board consideration of director candidates nominated by Shareholders.

Similarly, the Company does not have a standing audit committee and has not adopted a written charter relating to the Board’s audit duties. Instead, the entire Board of Directors acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, audits of the financial statements of the Company, and the independence of the Company’s auditors. The Securities and Exchange Commission (the “Commission”) has adopted regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an “audit committee financial expert” serving on its audit committee. In connection with these new requirements, the Company’s Board of Directors examined the Commission’s definition of “audit committee financial expert” and the Board concluded that Mr. Eugene Weiner, although not independent, qualifies as a financial expert.

Shareholder Communications with Directors

The Company has in place a policy relating to shareholder communications with the Company’s Directors. It provides that Shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual Directors or group or committee of directors, and that all such correspondences be sent to the Company’s office. It is also anticipated that all Shareholder communications to Directors will be opened by the Office of the Corporate Secretary, at 1200 W. Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563, for the purpose of determining whether the contents represent a message to our Directors before being forwarded to the addressee. In addition, the Corporate Secretary’s office will make, if necessary, sufficient copies of the contents to be forwarded to each Director who is a member of the group or committee to which the communication is addressed. The directors’ communications policy will exclude the forwarding to Directors of certain kinds of information, such as materials in the nature of advertising, promotions of a product or service, and patently offensive material.

REMUNERATION OF EXECUTIVE OFFICERS

The aggregate remuneration paid by the Company and its subsidiary for the years set forth to its Chief Executive Officer and each of the five highest paid executive officers of the Company whose aggregate cash and cash equivalent form of remuneration exceeded $100,000 are as follows:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All other Compensation(1)	Total
Melvin S. Gordon Chairman and Chief Executive Officer	2015	$253,701	$48,940	$5,271	$307,912
	2014	318,968	42,217	5,574	366,759
	2013	318,968	70,236	5,151	394,355
Randy S. Gordon President	2015	$202,070	$47,000	$30,778	$279,848
	2014	202,070	41,037	29,884	272,991
	2013	202,070	65,481	29,330	296,881
Tracy W. Schulis Senior Vice-President and Secretary	2015	$202,070	$51,340	$45,628	$299,038
	2014	202,070	45,041	44,756	291,867
	2013	202,070	70,657	44,237	316,964
Mark H. Gordon Executive Vice-President	2015	$202,070	$43,358	$28,043	$273,471
	2014	202,070	37,677	17,668	257,415
	2013	202,070	61,137	16,973	280,180
Jack M. Laskowitz Chief Financial Officer & Treasurer	2015	$130,936	$27,413	$14,691	$173,040
	2014	112,121	18,763	14,190	145,074
	2013	112,121	30,343	13,871	156,335

(1)	All Other Compensation includes life insurance premiums paid on behalf of the officers in accordance with the Company’s Section 162 bonus plan, long-term disability plan and matching contributions provided for by the Company’s 401(k) retirement savings plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 22, 2016 by (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of its Common Stock, (ii) each Director and executive officer of the Company, and (iii) all Directors and executive officers as a group. As of April 22, 2016, there were 519,600 issued and outstanding of common stock.

Beneficial Ownership Table

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percentage of Class
Melvin S. Gordon(4)	192,742	37.1%
Salvatore Muoio c/o S. Muoio & Co. LLC 509 Madison Ave. Suite 406 New York, NY 10022(5)	39,166	7.54%
Eugene L. Weiner	307	—
Randy S. Gordon	7,400	1.4%
Tracy W. Schulis	2,060	0.4%
Mark H. Gordon	3,600	0.7%
All officers and directors as a group (5 persons)	206,109	39.7%

(1)	Unless otherwise indicated, the address of the persons named in the table is 1200 W. Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563.
(2)	As used herein, a person is deemed to be the “beneficial owner” of a security if he or she has or shares voting or investment power with respect to such security, or has the right to acquire such ownership within sixty (60) days. As used herein, “voting power” includes the power to vote or to direct the voting of shares, and “investment power” includes the power to dispose or to direct the disposition of shares, irrespective of any economic interest therein.
(3)	Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them.
(4)	Includes 141,760 owned by the Helen A. Weaner Family Partnership, Ltd., Mr. Melvin S. Gordon, sole trustee.
(5)	Based on information furnished on Schedule 13G.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected the firm of Warren Averett, LLC (“Warren Averett”), registered independent public accountants, to be the Company’s auditors for the year ending December 31, 2016 and recommends that Shareholders vote to ratify that appointment. Warren Averett was the Company’s auditors for the year ended December 31, 2015. Although neither the law nor the governing documents of the Company requires the submission of this matter to a Shareholder vote, in the event of a negative vote, the Board of Directors will reconsider its selection of auditors. Ratification of the appointment of the auditors will require that, at a meeting where a quorum is present, the votes cast in favor of the ratification exceed those votes cast opposing ratification. Warren Averett is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from Shareholders.

Fees Billed for Audit and Non-Audit Services

The following table represents the aggregate fees billed for professional audit services rendered to the Company by Warren Averett for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-K and 10-Q for the years ended December 31, 2015 and 2014.

	2015	2014
Audit Fees(1)	$149,500	$134,597
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	10,000	—
Total Accounting Fees and Services	$159,500	$134,597

(1)	Audit Fees. These are fees for professional services for the audit of the Company’s annual financial statements, included in the Company’s filings on Form 10-K, and for the review of the financial statements included in the Company’s filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of the Company’s financial statements.
(3)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.
(4)	All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

Pre-Approval Policy for Audit and Non-Audit Services

The Company’s Board has responsibility for the approval of all audit and non-audit services before the Company engages an accountant. All of the services rendered to the Company by Warren Averett for the fiscal year ended December 31, 2015 and 2014 were pre-approved by the Board before the engagement of the auditors for such services.

The Company does not have a written pre-approval policies and procedures for all future engagements of the Company’s accountants. However, in accordance with the rules and regulations of the Commission relating to the independence of auditors, the Board approves each service to be rendered by the auditors and prohibits the delegation of any pre-approval responsibilities to the Company’s management.

The Company’s pre-approval policy provides for the annual pre-approval by the Board of all audit, audit-related and all non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor’s engagement letter. All additional engagements of the auditor that were not approved in the annual pre-approval process, and all engagements that are anticipated to exceed previously approved thresholds, are presented by the President or Chief Financial Officer of the Company to the Board for pre-approval, on a case-by-case basis, before management engages the auditors for any such purposes.

All pre-approvals are contingent on a finding, by the Board, or delegates thereof, as the case may be, that the provision of the proposed services by the Company’s auditor is compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. In no event is any non-audit related service approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

The enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s rules. Although the vote is not binding, our Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

We are asking our stockholders to indicate their support for the compensation paid to our named executive officers, as described in the proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2015 Summary Compensation Table and the other related tables and disclosure.”

Adoption of the above resolution, on an advisory basis, regarding the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the annual meeting.

The Board recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL FOUR

ADVISORY VOTE ON DETERMINING THE FREQUENCY OF SAY-ON-PAY

Background

The Dodd-Frank Act enables our shareholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. Shareholders have the option of recommending a frequency vote every year, every two years and every three years or abstaining from making a recommendation.

Summary and Board Recommendation

Our Board of Directors has considered the advantages and disadvantages of the frequency of the say-on-pay vote. Due to the Company being a “Smaller Reporting Company”, our Board of Directors believes that a three year advisory vote on executive compensation would be the most meaningful for our Board of Directors and our Compensation Committee and best serve the interests of our Company and its shareholders.

We will consider shareholders to have expressed a preference for the frequency that receives the largest number of favorable votes. Our Board of Directors also may from time to time decide that it is in the best interests of our Company and its shareholders to hold the frequency vote more or less frequently than the non-binding option preferred by our shareholders.

Our Board of Directors Unanimously Recommends That Shareholders Vote “Three Year” on the Proposal to Determine the Frequency of Say-on-Pay.

OTHER MATTERS

The management has no information that any other matters will be brought before the meeting. If, however, other matters do come before the meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy in accordance with their best judgment, discretionary authority to do so being included in the Proxy.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

In order to be included in the proxy materials for the 2017 Annual Meeting of Shareholders of the Company, Shareholder proposals must be received by the Company no later than January 3, 2017.

PARADISE, INC.

Tracy W. Schulis
Secretary

April 25, 2016

PARADISE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock of Paradise, Inc., a corporation organized under the laws of the State of Florida, does hereby appoint Melvin S. Gordon and Tracy W. Schulis, and each of them, as due and lawful attorneys in-fact (each of whom shall have full power of substitution), to represent and vote, as designated below, all the shares of Common Stock of Paradise, Inc. held of record by the undersigned Shareholder as of the close of business on April 22, 2016, at the Annual Meeting of Shareholders of Paradise, Inc., to be held on May 31, 2016, at 10:00 a.m. local time, or any adjournment thereof on the following matters:

1.	To elect five (5) Directors to hold office until the next Annual Meeting of Shareholders.

☐	FOR all Nominees listed below	☐	WITHHOLD AUTHORITY to vote for all the Nominees (except as marked to the contrary below)
Nominees:
	Mark H. Gordon		Tracy W. Schulis
	Melvin S. Gordon		Eugene L. Weiner
Randy S. Gordon
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided.
2.	Ratification of Warren Averett, LLC as the Company’s independent accountants for 2016.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Non-binding advisory vote on the compensation of our named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Non-binding advisory vote on the frequency of future shareholder advisory votes on executive compensation.

☐ 1 Year	☐ 2 Years	☐ 3 Years	☐ ABSTAIN

In their discretion, on such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is given by the undersigned Shareholder, this Proxy will be voted “FOR” the election of all Director Nominees listed above, “FOR” the ratification of the auditors, “FOR” the compensation of the named executive officers and “FOR” the frequency of future non-binding advisory votes on executive compensation to every three (3) years.

(Please Sign and Date on Reverse Side)
(Continue from Other Side)

PLEASE SIGN AND RETURN PROMPTLY

Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or other similar capacity so indicate. If the owner is a corporation, or other business entity, an authorized officer or person in similar capacity, should sign for the corporation or other business entity, and state his or her title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.

Date: , 2016
Signature(s): Title or Authority (if applicable)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.